UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 1, 2020
Date of Report (date of earliest event reported)

Franchise Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35588 (Commission File Number)	27-3561876 (IRS Employer Identification No.)
1716 Corporate Landing Parkway Virginia Beach, Virginia 23454 (Address of Principal Executive Offices) (ZIP Code)
(757) 493-8855
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FRG	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Amendments to Franchise Group Credit Agreements

On May 1, 2020, Franchise Group Intermediate Holdco, LLC, a Delaware limited liability company (“Lead Borrower”) and an indirect subsidiary of Franchise Group, Inc., a Delaware corporation (the “Company”), Franchise Group New Holdco, LLC, a Delaware limited liability company (“Global Parent”), and various subsidiaries of Global Parent entered into (i) a Limited Waiver, Joinder and Amendment Number Two to Credit Agreement (the “FRG Term Loan Amendment”) with the Term Lenders (as defined below) party thereto, GACP Finance Co., LLC, as administrative agent (the “Term Administrative Agent”), and Kayne Solutions Fund, L.P., as collateral agent (the “Term Collateral Agent”), which amended that certain Credit Agreement, dated as of February 14, 2020 (as amended by Amendment Number One to Credit Agreement, dated as of March 13, 2020, the “Existing FRG Term Loan Credit Agreement”, and the Existing FRG Term Loan Credit Agreement as amended by the FRG Term Loan Amendment, the “FRG Term Loan Credit Agreement”), by and among Lead Borrower, Global Parent, various subsidiaries of Global Parent, various lenders from time to time party thereto (the “Term Lenders”), the Term Administrative Agent and the Term Collateral Agent and (ii) a Joinder and Amendment Number Three to ABL Credit Agreement (the “FRG ABL Amendment”) with the ABL Lenders (as defined below) party thereto and GACP Finance Co., LLC, as administrative agent and collateral agent (in such capacities, the “ABL Agent”), which amended that certain ABL Credit Agreement, dated as of February 14, 2020 (as amended by Amendment Number One to ABL Credit Agreement, dated as of March 13, 2020, and Limited Waiver and Amendment Number Two to ABL Credit Agreement, dated as of April 3, 2020, the “Existing FRG ABL Credit Agreement”, and the Existing FRG ABL Credit Agreement as amended by the FRG ABL Amendment, the “FRG ABL Credit Agreement”), by and among Lead Borrower, Global Parent, various subsidiaries of Global Parent, various lenders from time to time party thereto (the “ABL Lenders”) and the ABL Agent.

The FRG Term Loan Amendment and the FRG ABL Amendment provided for the joinder of Franchise Group Intermediate L 1, LLC, an indirect subsidiary of the Company, and each of its direct and indirect subsidiaries (collectively, the “Liberty Tax Entities”), to the FRG Term Loan Credit Agreement and the FRG ABL Credit Agreement, respectively, as borrowers thereunder, and in connection therewith, certain related security documents provided for the Liberty Tax Entities to grant or continue to grant liens on substantially all of their assets to secure the obligations under the FRG Term Loan Credit Agreement and the FRG ABL Credit Agreement. Further, the FRG Term Loan Amendment and the FRG ABL Amendment amended the Existing FRG Term Loan Credit Agreement and the Existing FRG ABL Credit Agreement, respectively, to, among other things, (i) permit certain ordinary course and otherwise anticipated activities of the Liberty Tax Entities and (ii) make certain technical modifications related to the COVID-19 pandemic. The FRG Term Loan Amendment also waived an event of default existing under the Existing FRG Term Loan Credit Agreement as a result of a cross-default to certain events of default under the Existing FRG ABL Credit Agreement. Such events of default under the Existing FRG ABL Credit Agreement were previously waived by the ABL Lenders and the ABL Agent.

The foregoing descriptions are subject to, and qualified in their entirety by, the full texts of each of the FRG Term Loan Amendment and the FRG ABL Amendment, each of which is incorporated herein by reference to Exhibits 10.1 - 10.2 to this Current Report on Form 8-K, respectively.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
The following exhibits are filed with this Current Report on Form 8-K:

10.1
Limited Waiver, Joinder and Amendment Number Two to Credit Agreement, dated as of May 1, 2020, by and among Franchise Group New Holdco, LLC, Franchise Group Intermediate Holdco, LLC, each of its subsidiaries named therein, the lenders named therein, GACP Finance Co., LLC, as administrative agent, and Kayne Solutions Fund, L.P., as collateral agent.*

10.2
Joinder and Amendment Number Three to ABL Credit Agreement, dated as of May 1, 2020, by and among Franchise Group New Holdco, LLC, Franchise Group Intermediate Holdco, LLC, each of its subsidiaries named therein, the lenders named therein, and GACP Finance Co., LLC, as administrative agent and collateral agent.*

*Pursuant to Item 601(b)(10) of Regulation S-K, certain annexes to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted annex to the Securities and Exchange Commission upon request.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
10.1
Limited Waiver, Joinder and Amendment Number Two to Credit Agreement, dated as of May 1, 2020, by and among Franchise Group New Holdco, LLC, Franchise Group Intermediate Holdco, LLC, each of its subsidiaries named therein, the lenders named therein, GACP Finance Co., LLC, as administrative agent, and Kayne Solutions Fund, L.P., as collateral agent.*

10.2
Joinder and Amendment Number Three to ABL Credit Agreement, dated as of May 1, 2020, by and among Franchise Group New Holdco, LLC, Franchise Group Intermediate Holdco, LLC, each of its subsidiaries named therein, the lenders named therein, and GACP Finance Co., LLC, as administrative agent and collateral agent.*

*Pursuant to Item 601(b)(10) of Regulation S-K, certain annexes to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted annex to the Securities and Exchange Commission upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Eric Seeton
Eric Seeton
Chief Financial Officer

Dated: May 7, 2020